Exhibit 32: Section 1350 Certifications

I, Howard Messing, certify this annual report on Form 10-K of Medical Information Technology, Inc. (MEDITECH) for the period ended December 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

January 31, 2019
(Date)

Howard Messing, Chief Executive Officer and President
(Signature)

I, Barbara A. Manzolillo, certify this annual report on Form 10-K of Medical Information Technology, Inc. (MEDITECH) for the period ended December 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

January 31, 2019
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)